UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  April 21, 2015

CIPHERLOC CORPORATION

(Formerly National Scientific Corporation)

(Exact name of registrant as specified in its charter)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

 1291 Galleria Drive, Suite 200

Henderson, NV 89014

(Address of principal executive offices) (Zip Code)

702-818-9011

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2015, Cipherloc Corporation entered into  a Licensing Agreement with two entities, Code Robert, LLC and Sunset Angel Productions, LLC that jointly own software for cross-platform, digital use. Cipherloc has the right to perpetually use the software in its CipherLoc PKPA engine. With this licensed software, the Company expects to be able to reduce the initial development time of the delivery mechanism for its PKPA engine to as little as 6-8 months and with fewer engineers.

The licensing fee for the use of the software is Fifty Thousand (50,000) restricted common shares of the Company’s stock divided equally between the Licensors.

Item 9.01 Financial Statements and Exhibits

 The following exhibits are furnished as part of this report:

(d)	Exhibits
10.14 License Agreement

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant Date: April 27, 2015	CipherLoc Corporation By: /s/ Michael De La Garza
Michael De La Garza
Chief Executive Officer (Principal Executive Officer)